Exhibit 99.1

NEWS RELEASE
For Immediate Release:
August 3, 2026
Sterling Reports Record Second Quarter Results and Raises Full Year 2026 Guidance

THE WOODLANDS, TX – August 3, 2026 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced strong financial results for the second quarter of 2026.
The financial comparisons herein are to the prior year quarter, unless otherwise noted.
Second Quarter 2026
Results:
•Revenues of $1.17 billion increased by 90%. Acquisitions(1) contributed $250.8 million of revenue in the quarter.
•Net income of $155.8 million, or $5.00 per diluted share, increases of 120% and 116% respectively.
•EBITDA(2) of $233.6 million, an increase of 101%.

Adjusted Results:
•Adjusted net income(2) of $180.8 million, or $5.80 per diluted share, increases of 118% and 116%, respectively.
•Adjusted EBITDA(2) of $256.7 million, an increase of 104%.

Additional Financial Metrics:
•Cash flows from operations totaled $328.0 million for the six months ended June 30, 2026.
•Cash and cash equivalents totaled $464.5 million at June 30, 2026.
•Backlog at June 30, 2026 was $4.33 billion, up 116% from the prior year period. Backlog increased 50% year-over-year on an organic basis.
•Combined Backlog(3) at June 30, 2026 was $5.62 billion, up 150% from the prior year period. Combined backlog increased 36% year-over-year on an organic basis.
•Second quarter 2026 book-to-burn ratios were 1.4x for Backlog and 1.3x for Combined Backlog, exclusive of the impact of the Stone Ridge acquisition.

CEO Remarks and Outlook
“We delivered an outstanding second quarter, with adjusted net income increasing 118% to deliver adjusted diluted EPS of $5.80. Revenue grew 90%, including organic growth of approximately 50%, and strong adjusted EBITDA margins of 22%. Year-to-date operating cash flow generation totaled $328 million,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “These results are a testament to the outstanding execution of our teams across the organization, and we are incredibly proud of their continued performance.”
“Demand across our end markets remains strong, as reflected in robust bidding and award activity during the quarter and continued expansion of our multi-year visibility. We ended the quarter with signed backlog of $4.3 billion, up 116%, and combined backlog of $5.6 billion, up 150%. In addition, our pipeline of high-probability future phase work continues to

(1) Acquisitions includes CEC and Stone Ridge.
(2) See “Non-GAAP Measures”, “Adjusted Net Income Reconciliation”, and “EBITDA Reconciliation” sections below for more information.
(3) Combined Backlog includes Unsigned Awards of $1.28 billion at June 30, 2026, with $1.24 billion of Unsigned Awards contributed from CEC and Stone Ridge.

expand and now exceeds $1.4 billion. Collectively, our signed backlog, unsigned awards, and future phase opportunities provide visibility into a total addressable pool of work of more than $7.0 billion, an increase of more than $2.5 billion since year-end 2025.”
Mr. Cutillo continued, “Looking more closely at our segment performance, E-Infrastructure Solutions delivered another outstanding quarter, with revenue increasing 192% and adjusted operating income growing 148%. These results were driven by strong performance across both organic and acquired operations. The legacy site development business generated 111% revenue growth, reflecting significant growth across all regions, and operating margins expanded both year-over-year and sequentially. Demand for CEC’s electrical services also remained exceptionally strong, with revenue increasing 140% compared to the pre-acquisition second quarter and margins improving on both a year-over-year and sequential basis.
E-Infrastructure signed backlog increased 165% over the prior year quarter. Mission-critical projects—including data centers, manufacturing, and semiconductor facilities—represented 92% of E-Infrastructure backlog at quarter end. We continue to see significant opportunities for both Sterling’s best-in-class site development services and CEC’s mission-critical electrical services, reinforcing our confidence in the multi-year growth trajectory of this business.
In Transportation Solutions, revenue declined 20% compared to the prior year period, while adjusted operating income increased 8%. The revenue decline reflects our ongoing reallocation of resources from transportation projects to higher-margin E-Infrastructure opportunities; this shift is now taking place at an accelerated pace.
In Building Solutions, revenue declined 1%, reflecting relatively flat levels of homebuilder activity, while adjusted operating income decreased 11%. We expect market conditions to remain challenging through 2026 as housing affordability pressures continue to affect prospective homebuyers, but remain optimistic on the long-term growth opportunities in our key geographies.”
“Our strong second quarter results strengthen our conviction that 2026 will be another exceptional year for Sterling. As a result, we are raising our 2026 guidance to reflect the momentum across our businesses, the continued expansion of our backlog and future phase opportunities, our increasing visibility into future growth, and the contribution from the Stone Ridge acquisition. At the midpoint, our 2026 guidance would represent 64% year-over-year revenue growth, 84% growth in adjusted diluted earnings per share, and 79% growth in adjusted EBITDA—positioning Sterling for another year of exceptional execution, profitable growth, and long-term value creation,” Mr. Cutillo concluded.
Full Year 2026 Guidance
•Revenue of $4.00 billion to $4.15 billion
•Net Income of $536 million to $555 million
•Diluted EPS of $17.25 to $17.85
•EBITDA(1) of $829 million to $854 million
Full Year 2026 Adjusted Guidance
Please see the “Adjusted Net Income Guidance Reconciliation” and “EBITDA Guidance Reconciliation” sections below for reconciliations of GAAP to non-GAAP measures and comparable 2025 results.
•Adjusted Net Income(1) of $612 million to $631 million
•Adjusted Diluted EPS(1) of $19.70 to $20.30
•Adjusted EBITDA(1) of $891 million to $916 million
(1) See “Non-GAAP Measures”, “Adjusted Net Income Guidance Reconciliation” and “EBITDA Guidance Reconciliation” sections below for more information.

Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, August 4, 2026 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (800) 836-8184. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Sterling Infrastructure call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States, primarily across the Southern, Northeastern, Mid-Atlantic and Rocky Mountain regions and the Pacific Islands. E-Infrastructure Solutions provides advanced, large-scale site development services and mission-critical electrical services for data centers, semiconductor fabrication, manufacturing, distribution centers, warehousing, power generation and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, rail and storm drainage systems. Building Solutions includes residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs, other concrete work, plumbing services, and surveys for new single-family residential builds. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.

Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”
Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted operating income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as for determining employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: the anticipated benefits of the CEC and Stone Ridge acquisitions; our business strategy; our financial strategy; our industry outlook; our guidance; our expected earnings and margin growth; our pool of future work; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “guidance,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Noelle Dilts, VP Investor Relations and Corporate Strategy 281-214-0795

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$1,168,179	$614,468	$1,993,854	$1,045,417
Cost of revenues	(878,222)	(471,328)	(1,509,601)	(807,437)
Gross profit	289,957	143,140	484,253	237,980
General and administrative expense	(53,130)	(33,987)	(100,980)	(68,618)
Intangible asset amortization	(7,492)	(4,536)	(14,585)	(9,039)
Acquisition related costs	(12,528)	(2,495)	(13,935)	(2,674)
Earn-out expense	(2,488)	(1,343)	(4,976)	(2,686)
Other operating income, net	4,942	3,785	7,298	5,677
Operating income	219,261	104,564	357,075	160,640
Interest income	3,803	6,901	7,441	13,728
Interest expense	(3,094)	(4,995)	(7,108)	(10,227)
Income before income taxes	219,970	106,470	357,408	164,141
Income tax expense	(51,324)	(27,362)	(84,997)	(42,442)
Net income, including noncontrolling interests	168,646	79,108	272,411	121,699
Less: Net income attributable to noncontrolling interests	(12,820)	(8,117)	(20,616)	(11,231)
Net income attributable to Sterling common stockholders	$155,826	$70,991	$251,795	$110,468

Net income per share attributable to Sterling common stockholders:
Basic	$5.08	$2.33	$8.21	$3.62
Diluted	$5.00	$2.31	$8.09	$3.59

Weighted average common shares outstanding:
Basic	30,689	30,408	30,670	30,477
Diluted	31,143	30,762	31,110	30,804

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
Revenues	2026	% of Revenue	2025	% of Revenue	2026	% of Revenue	2025	% of Revenue
E-Infrastructure Solutions	$905,001	78%	$310,406	51%	$1,502,733	75%	$528,669	51%
Transportation Solutions	156,692	13%	196,797	32%	289,555	15%	317,458	30%
Building Solutions	106,486	9%	107,265	17%	201,566	10%	199,290	19%
Total Revenues	$1,168,179		$614,468		$1,993,854		$1,045,417

Operating Income
E-Infrastructure Solutions	$210,849	23.3%	$83,767	27.0%	$344,613	22.9%	$130,409	24.7%
Transportation Solutions	28,176	18.0%	25,975	13.2%	42,930	14.8%	37,228	11.7%
Building Solutions	8,490	8.0%	9,855	9.2%	14,705	7.3%	22,207	11.1%
Segment Operating Income	247,515	21.2%	119,597	19.5%	402,248	20.2%	189,844	18.2%
Corporate G&A Expense	(13,238)		(11,195)		(26,262)		(23,844)
Acquisition Related Costs	(12,528)		(2,495)		(13,935)		(2,674)
Earn-out Expense	(2,488)		(1,343)		(4,976)		(2,686)
Total Operating Income	$219,261	18.8%	$104,564	17.0%	$357,075	17.9%	$160,640	15.4%

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$464,451	$390,721
Accounts receivable	770,671	501,163
Contract assets	156,295	101,154
Receivables from and equity in construction joint ventures	6,980	6,179
Other current assets	30,341	35,245
Total current assets	1,428,738	1,034,462
Property and equipment, net	322,888	278,269
Investment in unconsolidated subsidiaries	101,572	105,813
Operating lease right-of-use assets, net	51,922	58,167
Goodwill	616,232	585,221
Other intangibles, net	660,017	554,702
Other non-current assets, net	12,871	17,197
Total assets	$3,194,240	$2,633,831
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$316,019	$226,810
Contract liabilities	802,601	652,357
Current maturities of long-term debt	15,141	15,146
Current portion of long-term lease obligations	14,613	18,679
Accrued compensation	71,975	62,657
Other current liabilities	70,733	46,805
Total current liabilities	1,291,082	1,022,454
Long-term debt	268,734	275,903
Long-term lease obligations	38,327	40,186
Deferred tax liability, net	129,410	123,145
Other long-term liabilities	76,138	65,708
Total liabilities	1,803,691	1,527,396
Stockholders’ equity:
Common stock	315	315
Additional paid in capital	402,458	366,101
Treasury stock, at cost	(169,901)	(130,547)
Retained earnings	1,124,443	872,648
Total Sterling stockholders’ equity	1,357,315	1,108,517
Noncontrolling interests	33,234	(2,082)
Total stockholders’ equity	1,390,549	1,106,435
Total liabilities and stockholders’ equity	$3,194,240	$2,633,831

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$272,411	$121,699
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,011	34,613
Amortization of debt issuance costs and non-cash interest	342	472
Gain on disposal of property and equipment	(1,243)	(1,340)
Changes in the fair value of earn-outs	4,976	2,686
Distribution of earnings from unconsolidated subsidiaries	10,813	10,319
Equity in earnings from unconsolidated subsidiaries	(6,573)	(5,677)
Deferred taxes	6,265	5,414
Stock-based compensation	15,639	12,278
Changes in operating assets and liabilities	(22,620)	(10,153)
Net cash provided by operating activities	328,021	170,311
Cash flows from investing activities:
Acquisitions, net of cash acquired	(139,985)	(37,860)
Capital expenditures	(69,646)	(31,262)
Proceeds from sale of property and equipment	3,132	2,645
Net cash used in investing activities	(206,499)	(66,477)
Cash flows from financing activities:
Repayments of debt	(7,577)	(17,275)
Capital contributions from noncontrolling interest owners	14,700	—
Repurchase of common stock	(35,256)	(43,846)
Withholding taxes paid on net share settlement of equity awards	(11,892)	(6,126)
Payments of earn-outs	(7,767)	—
Debt issuance costs	—	(1,409)
Net cash used in financing activities	(47,792)	(68,656)
Net change in cash, cash equivalents, and restricted cash	73,730	35,178
Cash, cash equivalents and restricted cash at beginning of period	390,721	664,195
Cash, cash equivalents and restricted cash at end of period	464,451	699,373
Less: restricted cash	—	—
Cash and cash equivalents at end of period	$464,451	$699,373

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
ADJUSTED NET INCOME RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income attributable to Sterling common stockholders	$155,826	$70,991	$251,795	$110,468
Non-cash stock-based compensation	8,142	5,595	15,639	12,278
Intangible asset amortization (1)	9,364	6,408	18,328	12,782
Acquisition related costs	12,528	2,495	13,935	2,674
Earn-out expense	2,488	1,343	4,976	2,686
Tax impact of adjustments	(7,588)	(4,071)	(12,575)	(7,866)
Adjusted net income attributable to Sterling common stockholders (2)	$180,760	$82,761	$292,098	$133,022

Net income per share attributable to Sterling common stockholders:
Basic	$5.08	$2.33	$8.21	$3.62
Diluted	$5.00	$2.31	$8.09	$3.59

Adjusted net income per share attributable to Sterling common stockholders:
Basic	$5.89	$2.72	$9.52	$4.36
Diluted	$5.80	$2.69	$9.39	$4.32

Weighted average common shares outstanding:
Basic	30,689	30,408	30,670	30,477
Diluted	31,143	30,762	31,110	30,804

(1) For each of the three and six months ended June 30, 2026 and 2025, intangible asset amortization includes $1,872 and $3,743, respectively, related to the basis difference recognized upon the deconsolidation of RHB on December 31, 2024.

(2) The Company defines adjusted net income attributable to Sterling common stockholders as GAAP net income attributable to Sterling common stockholders excluding non-cash stock-based compensation, intangible asset amortization, acquisition related costs, earn-out (income) expense, and the income tax impact of these adjustments. The tax impact of adjustments is determined by using the Company's annual effective tax rate, unless the nature of the item requires application of a specific tax rate.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income attributable to Sterling common stockholders	$155,826	$70,991	$251,795	$110,468
Depreciation and amortization (1)	27,124	19,769	52,304	38,906
Interest income, net	(709)	(1,906)	(333)	(3,501)
Income tax expense	51,324	27,362	84,997	42,442
EBITDA (2)	233,565	116,216	388,763	188,315
Non-cash stock-based compensation	8,142	5,595	15,639	12,278
Acquisition related costs	12,528	2,495	13,935	2,674
Earn-out expense	2,488	1,343	4,976	2,686
Adjusted EBITDA (3)	$256,723	$125,649	$423,313	$205,953

(1) For each of the three and six months ended June 30, 2026 and 2025, depreciation and amortization includes $1,872 and $3,743, respectively, of intangible asset amortization and $275 and $550, respectively, of depreciation expense related to the basis difference recognized upon the deconsolidation of RHB.

(2) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders adjusted for depreciation and amortization, net interest income/expense and income tax expense.

(3) The Company defines adjusted EBITDA as EBITDA excluding the impact of non-cash stock-based compensation, acquisition related costs, and earn-out expense.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
NON-GAAP SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
Adjusted Operating Income	2026	% of Revenue	2025	% of Revenue	2026	% of Revenue	2025	% of Revenue
E-Infrastructure Solutions	$217,833	24.1%	$87,718	28.3%	$358,163	23.8%	$138,301	26.2%
Transportation Solutions	30,495	19.5%	28,271	14.4%	47,573	16.4%	41,848	13.2%
Building Solutions	10,537	9.9%	11,797	11.0%	18,803	9.3%	26,031	13.1%
Adjusted Segment Operating Income	258,865	22.2%	127,786	20.8%	424,539	21.3%	206,180	19.7%
Corporate G&A Expense	(7,082)		(7,381)		(14,586)		(15,120)
Total Adjusted Operating Income (1)	$251,783	21.6%	$120,405	19.6%	$409,953	20.6%	$191,060	18.3%

(1) The Company defines adjusted operating income as GAAP operating income excluding the impact of non-cash stock-based compensation, intangible asset amortization, acquisition related costs, and earn-out expense. For the three months ended June 30, 2026, GAAP operating income of $219,261 is adjusted to exclude $8,142 of non-cash stock-based compensation, $9,364 of intangible asset amortization (including $1,872 related to the basis difference of RHB), $12,528 of acquisition related costs, and $2,488 of earn-out expense.

For the six months ended June 30, 2026, GAAP operating income of $357,075 is adjusted to exclude $15,639 of non-cash stock-based compensation, $18,328 of intangible asset amortization (including $3,743 related to the basis difference of RHB), $13,935 of acquisition related costs, and $4,976 of earn-out expense.

For the three months ended June 30, 2025, GAAP operating income of $104,564 is adjusted to exclude $5,595 of non-cash stock-based compensation, $6,408 of intangible asset amortization (including $1,872 related to the basis difference of RHB), $2,495 of acquisition related costs, and $1,343 of earn-out expense.

For the six months ended June 30, 2025, GAAP operating income of $160,640 is adjusted to exclude $12,278 of non-cash stock-based compensation, $12,782 of intangible asset amortization (including $3,743 related to the basis difference of RHB), $2,674 of acquisition related costs, and $2,686 of earn-out expense.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
ADJUSTED NET INCOME GUIDANCE RECONCILIATION
(In millions, except per share data)
(Unaudited)

	Full Year 2026 Guidance		Full Year
	Low	High	2025 Actual
Net income attributable to Sterling common stockholders	$536	$555	$290
Non-cash stock-based compensation	38	38	24
Intangible asset amortization (1)	39	39	30
Acquisition related costs	14	14	8
Earn-out expense (income)	10	10	(1)
Income tax impact of adjustments	(25)	(25)	(15)
Adjusted net income attributable to Sterling common stockholders (2)	$612	$631	$337

Net income per share attributable to Sterling common stockholders:
Diluted	$17.25	$17.85	$9.38

Adjusted net income per share attributable to Sterling common stockholders:
Diluted	$19.70	$20.30	$10.88

Weighted average common shares outstanding:
Diluted (2026 is approximate)	31.1	31.1	30.9

(1) Full year 2026 guidance and full year 2025 actual include intangible asset amortization of approximately $7.5 million related to the basis difference recognized in the deconsolidation of RHB.

(2) The Company defines adjusted net income attributable to Sterling common stockholders as GAAP net income attributable to Sterling common stockholders excluding the impact of non-cash stock-based compensation, intangible asset amortization, acquisition related costs, earn-out expense (income), and the income tax impact of these adjustments. The tax impact of adjustments is determined by using the Company's annual effective tax rate, unless the nature of the item requires application of a specific tax rate.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA GUIDANCE RECONCILIATION
(In millions)
(Unaudited)

	Full Year 2026 Guidance		Full Year 2025
	Low	High	Actual
Net income attributable to Sterling common stockholders	$536	$555	$290
Depreciation and amortization (1)	111	114	86
Interest expense (income), net	(1)	(4)	(3)
Income tax expense	183	189	99
EBITDA (2)	829	854	472
Non-cash stock-based compensation	38	38	24
Acquisition related costs	14	14	8
Earn-out expense (income)	10	10	(1)
Adjusted EBITDA(3)	$891	$916	$504

(1) Full year 2026 guidance and full year 2025 actual include depreciation and intangible asset amortization of approximately $1.1 million and $7.5 million, respectively, related to the basis difference recognized in the deconsolidation of RHB.

(2) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest income/expense, and income tax expense.

(3) The Company defines adjusted EBITDA as EBITDA excluding the impact of non-cash stock-based compensation, acquisition related costs, and earn-out expense (income).